Exhibit 99.1

Contact:	Brian E. Powers, Chairman and Chief Executive Officer HICKOK INCORPORATED 10514 Dupont Avenue Cleveland, Ohio 44108 216-541-8060	June 5, 2018 FOR IMMEDIATE RELEASE

HICKOK INCORPORATED SELLS CERTAIN ASSETS OF

TEST AND MEASUREMENT BUSINESS SEGMENT

CLEVELAND, OH, JUNE 5, 2018. Hickok Incorporated (OTC Pink: HICKA) announced today that it has completed the sale of certain assets comprising its Test and Measurement business segment to Hickok Waekon, LLC in exchange for shares of Class A and Class B Common Stock held previously by an affiliate of Hickok Waekon, LLC. The transaction became effective as of June 1, 2018.

The management of Hickok Incorporated does not expect the transaction to have a significant impact on operating income in the current fiscal year, although the company expects to record a one-time loss on the sale of assets. Concurrent with this asset sale, Robert L. Bauman has resigned from the company’s Board of Directors.

About Hickok Incorporated. Hickok Incorporated is a publicly-traded holding company serving diverse markets, including healthcare, education, aerospace, trucking and petrochemical.

Information about Forward Looking Statements. This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Actual results and events may differ significantly from those anticipated as a result of risks and uncertainties, including the impact on the company’s Industrial Hose and Commercial Air Handling segments and the impact on the company’s 2018 financial results of the divestiture of the Test and Measurement segment as well as the risks described from time to time in the company’s reports as filed with the Securities and Exchange Commission.

Investor Contact. Brian Powers, Chairman and Chief Executive Officer, 216-496-3238